UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

RIO VISTA ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 Alton Gloor Blvd., Suite J Brownsville, Texas	98526
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (956) 831-0886

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 28, 2009, Rio Vista Energy Partners LP (“Rio Vista”) received a written Staff Determination (the “Staff Determination”) from The Nasdaq Stock Market’s Listing Qualifications Department stating that Rio Vista’s plan of compliance with respect to Rio Vista’s failure to comply with Nasdaq’s filing requirements for continued inclusion set forth in Listing Rule 5250(c)(1) (as previously reported in Rio Vista’s Current Report filed on June 2, 2009), was denied.

Therefore, Rio Vista’s common units will be delisted from the NASDAQ Capital Market at the opening of business on October 9, 2009, unless Rio Vista requests an appeal of the Staff Determination by 4:00 p.m. Eastern Time on October 7, 2009 (“Appeal”). The Appeal would be made before a Nasdaq Listing Qualifications Panel (the “Hearing Panel”). A timely request for the Appeal will stay the delisting for 15 calendar days. Rio Vista may request a further stay until the Appeal which the Hearing Panel must approve (Additional Stay). There can be no assurance that the Hearing Panel would grant Rio Vista’s request for the Additional Stay and/or Rio Vista’s request for continued listing in connection with the Appeal. An adverse determination by the Hearing Panel on Rio Vista’s request for the Additional Stay and/or the Appeal would result in immediate delisting, whether or not Rio Vista further appeals the decisions of the Hearing Panel.

If Rio Vista’s common units are delisted from the NASDAQ Capital Market, Rio Vista would be required to file all required reports with the Securities and Exchange Commission and Rio Vista expects that its common units will trade in the “Pink Sheets” through a market maker. Delisting by NASDAQ may result in decreased market interest in Rio Vista’s common units, investors and unitholders may experience more difficulty in buying and selling Rio Vista common units, and Rio Vista’s unit price may decline.

Rio Vista disclaims any intention to update this Current Report on Form 8-K for purposes of disclosing any action or response that Rio Vista decides to take after the filing of this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Rio Vista’s press release of October 2, 2009 announcing its receipt of the Nasdaq Determination letter which denied Rio Vista’s plan for regaining compliance with Nasdaq Marketplace rule 5250(c)(1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rio Vista Energy Partners L.P.

By:	/s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer,
Acting President, Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary (Principal Executive,
Financial and Accounting Officer)

Dated: October 2, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 2, 2009.